Exhibit 4(c)(ii)

Amendment Number One
to the
AptarGroup, Inc. Profit Sharing and Savings Plan

(as Amended and Restated effective as of January 1, 2014)

WHEREAS, AptarGroup, Inc. (the “Company”) previously established and currently maintains the AptarGroup, Inc. Profit Sharing and Savings Plan (the “Plan”), which was last amended and restated effective January 1, 2014; and

WHEREAS, the Company deems it necessary and desirable to amend the Plan (i) to permit contributions by participants to be made thereunder in the form of Designated Roth Contributions and (ii) in certain other respects.

NOW, THEREFORE, BE IT RESOLVED, that, by virtue and in exercise of the power reserved to the Company under Section 19.1 of the Plan, effective January 1, 2015 (unless otherwise stated below), the Plan hereby is amended as follows:

1.                                      Section 2.1(d) of the Plan is hereby amended in its entirety to read as follows:

(d)                                 “Basic Salary Deferral Contribution” means the Salary Reduction Contributions and/or Designated Roth Contributions elected and made on behalf of a Participant which, in the aggregate, are not in excess of six percent (6%) (or such other percentage as is established by an Employer from time to time as applicable to any specific group of its Participants) of his Compensation and which are eligible for the Company Matching Contribution.

2.                                      Section 2.1(k) of the Plan is hereby amended in its entirety to read as follows:

(k)                                 “Company Matching Contribution” means the contribution made by an Employer on behalf of an eligible Participant, conditioned on the making of Salary Reduction Contributions and/or Designated Roth Contributions, as described in Section 7.1(c).

3.                                      Section 2.1 of the Plan is hereby amended by adding the following new Sections 2.1(q) and (r) immediately after Section 2.1(p) and appropriately relettering the remaining definitions set forth in Section 2.1:

(q)                                 “Designated Roth Contribution” means an elective deferral that is made under Section 7.1(a) or (b) that is designated irrevocably by the Participant at the time of the cash or deferred election as a Designated Roth Contribution.  A Designated Roth Contribution shall be treated by an Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

(r)                                    “Designated Roth Contributions Account” means the separate subaccount that represents the value of a Participant’s Designated Roth Contributions, as adjusted for gains and losses in the Trust Fund in accordance with provisions of the Plan, less any prior withdrawals and distributions.

4.                                      Relettered Sections 2.1(t) and 2.1(u) of the Plan are hereby amended in their entirety to read as follows:

(t)                                    “Eligible Retirement Plan” means an individual retirement account described in section 408(a) of the Code (including a Roth IRA described in section 408A of the Code), an individual retirement annuity described in section 408(b) of the Code (including a Roth IRA described in section 408A of the Code, and excluding any endowment contract), a qualified trust under section 401(a) of the Code, a qualified annuity plan described in section 403(a) of the Code, an annuity contract described in section 403(b) of the Code or an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan from the Plan.

(u)                                 “Eligible Rollover Distribution” means a distribution of all or any portion of the balance to the credit of the distributee, except that an Eligible Rollover Distribution shall not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s Beneficiary, or for a specified period of 10 years or more; (ii) any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and (iii) any distribution which is made upon the hardship of the Employee.  A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions or Designated Roth Contributions which are not includible in gross income.  However, such after-tax employee contributions may be transferred only to (i) an individual retirement account or annuity described in section 408(a) or (b) of the Code, or (ii) another qualified plan described in section 401(a) of the Code or an annuity contract described in section 403(b) of the Code, provided that such plan or annuity contract agrees to account separately for amounts so transferred, including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.  Additionally, such Designated Roth Contributions may be transferred only to another designated Roth contributions account under an applicable retirement plan described in section 402A(e)(1) of the Code or to a Roth IRA described in section 408A of the Code and only to the extent the rollover is permitted by the rules of section 402(c)(2) of the Code.

5.                                      Relettered Section 2.1(kk) of the Plan is hereby amended in its entirety to read as follows:

(kk)                          “Participant Contributions Account” means a separate account that consists of the following subaccounts:

(1)  the Salary Reduction Contributions Account;

(2)  the Rollover Contributions Account;

(3)  the Designated Roth Contributions Account; and

(4)  the Roth Rollover Contributions Account.

6.                                      Relettered Section 2.1(qq) of the Plan is hereby amended in its entirety to read as follows:

(qq)                          “Rollover Contribution” means the contribution (other than a contribution attributable to a designated Roth contribution) made by a Participant, as described in Section 7.9.

7.                                      Section 2.1 of the Plan is hereby amended by adding the following new Sections 2.1(ss) and (tt) immediately after relettered Section 2.1(rr) and appropriately relettering the remaining definitions set forth in Section 2.1:

(ss)                              “Roth Rollover Contribution” means the designated Roth contribution and the earnings attributable thereto which are contributed to the Plan by a Participant as described in Section 7.9.

(tt)                                “Roth Rollover Contributions Account” means the separate subaccount that represents the value of a Participant’s Roth Rollover Contributions, as adjusted for gains and losses in the Trust Fund in accordance with the provisions of the Plan, less any prior withdrawals and distributions.

8.                                      Relettered Section 2.1 (uu) of the Plan is hereby amended in its entirety to read as follows:

(uu)                          “Salary Reduction Contribution” means the before-tax contribution made by an Employer on behalf of a Participant, as described in Section 7.1(a) or (b).

9.                                      Effective June 26, 2013, relettered Section 2.1(xx) of the Plan is hereby amended in its entirety to read as follows:

(xx)                          “Spouse” means the individual to whom an Employee is validly married under state or foreign law.

10.                               The last sentence of Section 3.1 of the Plan is hereby amended in its entirety to read as follows:

Each Eligible Employee who has satisfied the requirement of clause (a) or (b) of this Section 3.1 shall become a Participant as soon as administratively practicable after the date the Employee satisfies either such requirement and shall be deemed to have made an election to have Salary Reduction Contributions made on the Employee’s behalf in an amount equal to three percent (3%) of his Compensation, unless the Employee makes an election either (i) not to make Salary Reduction Contributions or Designated Roth Contributions to the Plan; (ii) to have Salary Reduction Contributions made on the Employee’s behalf in a different percentage; and/or (iii) to have Designated Roth Contributions made on the Employee’s behalf, in each case in accordance with Section 7.1(a)(1).

11.                               Section 3.2 of the Plan is hereby amended in its entirety to read as follows:

3.2                               Employees Making Rollover Contributions and Roth Rollover Contributions

An Eligible Employee who makes a Rollover Contribution and/or a Roth Rollover Contribution in accordance with Section 7.9 before satisfying the requirements of Section 3.1 shall be deemed a Participant for purposes only of the Rollover Contribution and/or the Roth Rollover Contribution, as applicable, and not for any other purpose, other than loans and withdrawals described under Article 10, until such Eligible Employee satisfies the requirements of Section 3.1 and subsequently becomes a Participant.

12.                               Section 6.1(a) of the Plan is hereby amended in its entirety to read as follows:

(a)                                 Any Employee who is reemployed as an Eligible Employee shall be eligible to participate in the Plan effective as of his Reemployment Commencement Date if he met the eligibility requirements of Section 3.1 as of his prior Severance from Service, except that his Salary Reduction Contributions and/or Designated Roth Contributions shall not commence until it is administratively practicable.

13.                               Section 7.1 of the Plan is hereby amended in its entirety to read as follows:

7.1                               Salary Reduction, Designated Roth and Company Matching Contributions

For each Plan Year, an Employer shall contribute Salary Reduction Contributions and Designated Roth Contributions pursuant to Sections 7.1(a) and (b) below.  In addition, an Employer may make Company Matching Contributions, determined as provided in Section 7.1(c) below.  The amount of each of these contributions is as set forth in this Section 7.1, subject to the limitations described under Sections 7.5, 7.6 and 7.7 of this Article, or the administrative action taken in accordance with Section 7.7(d) of this Article.

(a)                                 Salary Reduction Contributions and Designated Roth Contributions.

(1)                                 Any Employee eligible to participate in the Plan under Section 3.1 may elect, in a manner prescribed by the Committee, to reduce his Compensation by whole percentages up to 25%.

Such amounts by which such an Employee elects to reduce his Compensation in accordance with this Section 7.1(a) shall be contributed to the Plan on his behalf by his Employer as a Salary Reduction Contribution and/or Designated Roth Contribution, as designated by the Employee.  Such election shall be effective with the first payroll period as soon as administratively feasible beginning after the election.

(2)                                 An Employee who does not make an election pursuant to Section 7.1(a)(1) and who does not elect to decline participation in the Plan, shall be automatically enrolled in the Plan pursuant to Section 3.1, contributing three percent (3%) of his Compensation as a Salary Reduction Contribution.

(3)                                 A Participant may elect at any time, in a manner prescribed by the Committee, to increase, decrease or voluntarily cease his Salary Reduction Contributions and/or Designated Roth Contributions, within the percentage limits stated in Section 7.1(a)(1).  Such election shall be effective with the first payroll period as soon as administratively feasible beginning after the election.

(b)                                 Catch-up Contributions.  An Employee who is eligible to make Salary Reduction Contributions and/or Designated Roth Contributions and who has attained age 50 before the end of a Plan Year shall be eligible to make “catch up” Salary Reduction Contributions and/or “catch up” Designated Roth Contributions for such Plan Year and subsequent Plan Years in which he is a Participant.  Catch-up contributions shall be elected, made, suspended, resumed and credited in accordance with and subject to the rules and limitations of section 414(v) of the Code, the regulations promulgated thereunder by the U.S. Treasury Department and such other rules and limitations prescribed by the Committee from time to time; provided, however, that the aggregate amount of catch-up contributions made on behalf of a Participant during a calendar year shall not exceed the maximum amount permitted under section 414(v)(2) of the Code for the calendar year ($5,500 or such other amount as may be permitted under section 414(v)(2) of the Code).  Catch-up contributions shall not be eligible for Company Matching Contributions and shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code.  The Plan shall not be treated as failing to satisfy the requirements of sections 401(k)(3), 401(k)(11), 401(k)(12), 402(g), 410(b) and 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

(c)                                  Company Matching Contributions.

(1)                                 An Employer may make a Company Matching Contribution on behalf of each Participant in its employ for whom Basic Salary Deferral Contributions have been made during a Plan Year.  The Employer’s Company Matching Contribution shall be equal to a specified percentage of the eligible Participant’s Basic Salary Deferral Contributions.

(2)                                 The specified percentage, which may be different with respect to different groups of Participants, shall be determined from time to time by the Board of Directors.

(3)                                 For each Plan Year, each Employer shall also make a supplemental Company Matching Contribution on behalf of each Participant who on the last day of such Plan Year is employed by such Employer in respect of such Participant’s Basic Salary Deferral Contributions for such Plan Year, in an amount equal to the excess of the percentage of the Participant’s Basic Salary Deferral Contributions for the Plan Year over the Company Matching Contributions made on behalf of such Participant pursuant to this Section 7.1(c)(1) for such Plan Year.

14.                               Section 7.2 of the Plan is hereby amended by adding the following new Section 7.2(b) and relettering the existing Section 7.2(b) as Section 7.2(c):

(b)                                 Designated Roth Contributions.  Designated Roth Contributions made on behalf of each Participant shall be paid by the Company to the Trustee as soon as practicable after the end of each pay period with respect to which such contributions were withheld, and allocated to such Participant’s Designated Roth Contributions Account as of the end of each such pay period or as soon as administratively practicable.  In no event, however, shall the Designated Roth Contributions be paid by the Company to the Trustee later than the 15th business day of the month following the month in which the Designated Roth Contributions are withheld from Compensation or received by an Employer.

15.                               Relettered Section 7.2(c) of the Plan is hereby amended to replace the phrase “Basic Salary Reduction Contributions” set forth therein with the phrase “Basic Salary Deferral Contributions.”

16.                               Subsection (1) in the second paragraph of Section 7.5(a) of the Plan is hereby amended by inserting the phrase “and Designated Roth Contributions” immediately after the phrase “Salary Reduction Contributions” each time it appears therein.

17.                               Subsection (3) in the second paragraph of Section 7.5(a) of the Plan is hereby amended by inserting the phrase “, Roth Rollover Contributions” immediately after the phrase “Rollover Contributions” where it appears therein.

18.                               The first sentence of Section 7.6 of the Plan is hereby amended in its entirety to read as follows:

Notwithstanding the provisions of Sections 7.1(a) and (b) (relating to Salary Reduction and Designated Roth Contributions), the aggregate of all Salary Reduction Contributions and all Designated Roth Contributions for any calendar year shall not exceed the dollar amount prescribed by section 402(g) of the Code (as adjusted for increases in the cost-of-living in accordance with section 402(g)(5) of the Code).

19.                               The second sentence of Section 7.6 of the Plan is hereby amended by inserting the phrase “and Designated Roth Contributions” immediately after the phrase “(i) Salary Reduction Contributions” where it appears therein.

20.                               Section 7.6 of the Plan is hereby amended to replace the phrase “Excess Salary Reduction Contributions” with the phrase “Excess Salary Deferral Contributions” each time it appears therein.

21.                               The second sentence of the second paragraph of Section 7.6 of the Plan is hereby amended in its entirety to read as follows:

The request described in this Section 7.6 shall be made on a form designated by the Committee, and shall specify the amount of such excess contributions, the amount to be distributed from the Plan and the extent to which the contributions to be distributed shall be Salary Reduction Contributions or Designated Roth Contributions (but only to the extent that such types of contributions were made by the Participant to the Plan during the Plan Year) and, in the event that any such designation is not made or is incomplete, the Participant’s Salary Reduction Contributions shall be distributed to the extent Salary Reduction Contributions were made to the Plan for the Plan Year and, to the extent that the Participant’s excess contributions exceed such Salary Reduction Contributions, the

Participant’s Designated Roth Contributions made to the Plan for the Plan Year shall be distributed.

22.                               The first sentence of Section 7.7(a) of the Plan is hereby amended by inserting the phrase “and Designated Roth Contributions” immediately after the phrase “Salary Reduction Contributions” where it appears therein.

23.                               The second sentence of Section 7.7(a) of the Plan is hereby amended by inserting the phrase “or Designated Roth Contributions” immediately after the phrase “Salary Reduction Contributions” where it appears therein.

24.                               Sections 7.7(c)(1), (2), (3) and (8) of the Plan are hereby amended by inserting the phrase “and Designated Roth Contributions” immediately after the phrase “Salary Reduction Contributions” each time it appears therein.

25.                               Section 7.7(c)(6) of the Plan is hereby amended by inserting the phrase “, Designated Roth Contributions” immediately before the phrase “and Salary Reduction Contributions” where it appears therein.

26.                               Section 7.7(d)(1) of the Plan is hereby amended by inserting the phrase “and Designated Roth Contributions” immediately after the phrase “Salary Reduction Contributions” each time it appears therein.

27.                               Section 7.7(d)(1) of the Plan is hereby amended by inserting the following new sentence immediately following the sixth sentence thereof:

Each such Participant shall be allowed to elect the extent to which the contributions to be recharacterized shall be Salary Reduction Contributions or Designated Roth Contributions (but only to the extent that such types of contributions were made by the Participant to the Plan during the Plan Year) and, in the event that any such election is not made or is incomplete, the Participant’s Salary Reduction Contributions shall be recharacterized as after-tax contributions to the extent Salary Reduction Contributions were made to the Plan for the Plan Year and, to the extent that the Participant’s excess contributions exceed such Salary Reduction Contributions, the Participant’s Designated Roth Contributions made to the Plan for the Plan Year shall be recharacterized.

28.                               Section 7.9 of the Plan is hereby amended in its entirety to read as follows:

7.9                               Rollover Contributions and Roth Rollover Contributions

If an Eligible Employee receives an Eligible Rollover Distribution from a qualified trust under section 401(a) of the Code, then such Eligible Employee may contribute to this Plan an amount which does not exceed (i) the taxable amount of such Eligible Rollover Distribution and (ii) the amount of such Eligible Rollover Distribution attributable to designated Roth contributions within the meaning of section 402A of the Code.  If an Eligible Employee receives a distribution from an individual retirement account or annuity (within the meaning of section 408 of the Code) and no amount in such account or annuity is attributable to any source other than an Eligible Rollover Distribution from a qualified trust under section 401(a) of the Code, then such Eligible Employee may contribute to this Plan such distribution (other than the portion, if any, attributable to after-tax contributions).  None of such rollovers from individual retirement accounts or annuities can include designated Roth contributions described in section 402A of the Code or any related earnings with respect to such contributions.  An Eligible Employee may make a Rollover Contribution or Roth Rollover Contribution pursuant to this Article prior to the date on which he or she satisfies the eligibility requirements to participate in the Plan described in Article 3.

Any Rollover Contribution or Roth Rollover Contribution shall be in cash and made in accordance with procedures approved by the Committee.  Rollover contributions may be directly rolled over from the trust, account or annuity from which the distribution is made or may be paid over to the Trustee for deposit in the Trust Fund on or before the sixtieth day (or such other time as permitted by law) after receipt by the Eligible Employee of the distribution.  Roth Rollover Contributions must be directly rolled over to the Plan by the trustee or custodian of the Eligible Employee’s prior plan.  The Eligible Employee’s rollover contribution shall be allocated to his Rollover Contributions Account or Roth Rollover Contributions Account, as applicable, as soon as practicable after such rollover contribution is paid to the Trust Fund.  The Trustee shall not accept a rollover contribution if in its judgment accepting such contribution would cause the Plan to violate any provision of the Code or applicable law.

29.                               Sections 7.10(a), (b) and (c) of the Plan are hereby amended by inserting the phrase “and Designated Roth Contributions” immediately after the phrase “Salary Reduction Contributions” each time it appears therein.

30.                               Sections 7.10(d) and (f) of the Plan are hereby amended by inserting the phrase “, Designated Roth Contributions” immediately after the phrase “Salary Reduction Contributions” each time it appears therein.

31.                               The first sentence of Section 8.1 of the Plan is hereby amended in its entirety as follows:

Each Participant shall elect to have the Salary Reduction Contributions, Designated Roth Contributions, Company Matching Contributions, Rollover Contributions and Roth Rollover Contributions made by the Participant or on the Participant’s behalf invested in any one (1) or more of the Investment Funds.

32.                               Sections 10.2(b) and (d)(3) of the Plan are hereby amended by inserting the phrase “and Designated Roth Contributions” immediately after the phrase “Salary Reduction Contributions” where it appears therein.

33.                               Section 10.3 of the Plan is hereby amended by inserting the phrase “and Designated Roth Contributions” immediately after the phrase “Salary Reduction Contributions” where it appears therein.

34.                               Section 10.4 of the Plan is hereby amended by inserting the phrase “and Designated Roth Contributions Account” immediately after the phrase “Salary Reduction Contributions Account” where it appears therein.

35.                               Section 11.5 of the Plan is hereby amended in its entirety to read as follows:

11.5                        Accounts of $5,000 or Less

Notwithstanding any provision of the Plan to the contrary, if the value of a Participant’s vested account on the date of his Severance from Service or any later date is greater than $1,000 but less than or equal to $5,000 and the Participant does not elect either (i) to have a cash distribution paid directly to an eligible retirement plan he specifies in a direct rollover or (ii) to receive the distribution directly in accordance with Section 11.7, then the Trustee shall pay the distribution in a direct rollover to an individual retirement account designated by the Committee that is established in the name of the Participant.  If the value of a Participant’s vested account on the date of his Severance from Service is $1,000 or less, then the Committee shall direct that such vested account be distributed in a lump sum within a reasonable time after the Participant’s Severance from Service.  For purposes of this Section 11.5, the value of a Participant’s vested account shall be determined without regard to that portion of the Account balance that is attributable to rollover contributions.  A separate determination regarding the value of the account and the resulting method of distribution shall be made with respect to the Participant’s Designated Roth Contributions Account and the Participant’s Account excluding the Designated Roth Contributions Account.

36.                               The initial sentence of Article 12 is hereby amended to read as follows:

Pursuant to section 401(a)(31) of the Code, any distributee who is eligible for a distribution from the Plan may direct the Committee, in a manner prescribed by the Committee, to transfer such distribution directly to an Eligible Retirement Plan, provided that such distribution qualified as an Eligible Rollover Distribution.

37.                               Section 21.2(e)(4) of the Plan is hereby amended by inserting the phrase “or Roth Rollover Contribution” immediately after the phrase “Rollover Contribution” where it appears therein.

IN WITNESS WHEREOF, pursuant to the authority delegated to the Compensation Committee of the Board of Directors of the Company by resolution of such Board, this amendment hereby is adopted by the Company on this 30th day of October, 2014.

AptarGroup, Inc.

By:	/s/ George Fotiades
Chairperson, Compensation Committee